                                                                     EXHIBIT 4.5


[LEGEND FOR INCLUSION IN GLOBAL SECURITY -- THIS [NOTE/DEBENTURE] IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS [NOTE/DEBENTURE] IS EXCHANGEABLE FOR [NOTES/DEBENTURES] REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR [NOTES/DEBENTURES] IN DEFINITIVE FORM, THIS [NOTE/DEBENTURE] MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[LEGEND FOR INCLUSION IN GLOBAL SECURITY -- UNLESS THIS [NOTE/DEBENTURE] IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY [NOTE/DEBENTURE] ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


C____________
No.:
CUSIP No.:      [FOR INCLUSION IN CERTIFICATED SECURITIES--Principal Amount: $!]


                         PERFORMANCE FOOD GROUP COMPANY

                           6% [Notes/Debentures] due 6

         Performance Food Group Company, a Tennessee corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to !, or registered assigns, the principal sum of [FOR INCLUSION IN GLOBAL SECURITIES-- indicated on Schedule A hereto] [FOR INCLUSION IN CERTIFICATED SECURITIES-- ! DOLLARS ($!)] on 6, and to pay interest thereon from 6, 6 or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on 6 and 6 of each year (each, an "Interest Payment Date"), commencing 6, 6, and at Maturity, at the rate of 6% per annum, until the principal hereof is paid or duly made available for payment. Interest on this [Note/Debenture] shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this [Note/Debenture] (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 6 or 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this [Note/Debenture] (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this [Note/Debenture] not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Notes/Debentures] may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and [premium, if any, and] the interest on this [Note/Debenture] will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and !, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

         This [Note/Debenture] is one of a duly authorized issue of Securities of the Company (herein called the ["Notes/Debentures"]) issued and to be issued in one or more series under an Indenture dated as of June 6, 2001 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and 6, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the [Notes/Debentures], and the terms upon which the [Notes/Debentures] are, and are to be, authenticated and delivered. This [Note/Debenture] is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture and subject to the right of the Company to reopen such series for issuances of additional Securities of such series on the terms and subject to the conditions specified in the Indenture) in aggregate principal amount to $6,000,000.

         [INCLUDE FOR SUBORDINATED SECURITIES-- Subject to Section 6 of the Indenture, the payment of the indebtedness evidenced by this [Note/Debenture] is, to the extent and in the manner set forth in the Indenture, expressly subordinated to all Senior Indebtedness of the Company. This [Note/Debenture] is issued subject to such provisions of the Indenture, and each Holder of this [Note/Debenture], by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf, as between the Holders of the [Notes/Debentures] and the holders of Senior Indebtedness, to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.]

         [INCLUDE IF SECURITIES ARE NOT SUBJECT TO REDEMPTION PRIOR TO MATURITY-- The [Notes/Debentures] are not subject to redemption prior to the Stated Maturity of the principal thereof.]

         [INCLUDE IF SECURITIES ARE REDEEMABLE PRIOR TO MATURITY OR ADD OTHER APPROPRIATE REDEMPTION PROVISIONS-- The [Notes/Debentures] shall not be subject to redemption prior to 6. The Company shall have the right to redeem the [Notes/Debentures], in whole or in part from time to time, on or after 6, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the [Notes/Debentures] to be redeemed) together (except as otherwise provided in the Indenture) with accrued and unpaid interest, to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning 6 of the years set forth below:


                                                         Redemption
Year                                                       Price
----                                                     ----------

  6   .............................................         6%
  6   .............................................         6
  6   .............................................         6
  6   .............................................         6
  6   .............................................         6

and 100% of the principal amount thereof if redeemed on or after 6 [CONFORM
THE FOLLOWING TO THE INDENTURE AS APPROPRIATE--; provided, however, that installments of interest whose Stated Maturity is on or prior to a Redemption Date will be payable to the Holders of the [Notes/Debentures] (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.]

         If an Event of Default with respect to the [Notes/Debentures] shall occur and be continuing, the principal of and accrued and unpaid interest on the [Notes/Debentures] may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [Note/Debenture] shall be conclusive and binding upon such Holder and upon all future Holders of this [Note/Debenture] and of any [Notes/Debentures] issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this [Note/Debenture].

         No reference herein to the Indenture and no provision of this [Note/Debenture] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and [premium, if any, and] interest on this [Note/Debenture], at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this [Note/Debenture] may be registered on the Security Register upon surrender of this [Note/Debenture] for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this [Note/Debenture] are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new [Notes/Debentures], of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The [Notes/Debentures] are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the [Notes/Debentures] are exchangeable for a like aggregate principal amount of [Notes/Debentures] of authorized denominations as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this [Note/Debenture] for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this [Note/Debenture] is registered as the owner hereof for all purposes, whether or not this [Note/Debenture] shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the [Notes/Debentures] (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all [Notes/Debentures], and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the [Notes/Debentures] when (1) either (A) all [Notes/Debentures] previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all [Notes/Debentures] (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year or [(iii) are to be called for redemption within one year] and, in the case of (i), (ii) [or (iii)] above, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such

[Notes/Debentures] not theretofore delivered to the Trustee for cancellation, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

         This [Note/Debenture] shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this [Note/Debenture] which are defined in the Indenture [and not defined herein] shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this [Note/Debenture] shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

\

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: !




[Seal]                                       6




Attest:                                      By:
         -----------------------                --------------------------
         Name:                                   Name:
         Title:                                  Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

6, as Trustee



By:
   ------------------------------------
           Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common    UNIF GIFT MIN ACT - -       Custodian
                                                    --------           ---------
TEN ENT--as tenants by the entireties                (Cust)             (Minor)
JT TEN--as joint tenants with right of survivorship  Under Uniform Gifts to
and not as tenants in common                         Minors Act
                                                               -----------------
                                                                   (State)

     Additional abbreviations may also be used though not in the above list.

                     --------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

  ---------------------------------------------------------------------


  ---------------------------------------------------------------------




--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

--------------------------------------------------------------------------------
the within security and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        Attorney
------------------------------------------------------------------------
to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:                                   Signed:
      --------------------------                -------------------------------

                  Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

                      [FOR INCLUSION IN GLOBAL SECURITIES]


                                   SCHEDULE A


         The initial principal amount of this Global Security is ! Dollars ($!). The following increases or decreases in the principal amount of this Global Security have been made:


========================= ====================== ======================= ====================== ======================
Date made                 Amount of increase     Amount of               Principal amount of
                          in principal amount    decrease in             this Global Security   Signature of
                          of this Global         principal amount of     following such         authorized signatory
                          Security               this Global Security    decrease or increase   of Trustee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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


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